EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended June 28, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (July 2008 – June 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.4%	-3.1%	-5.1%	-10.6%	-4.9%	-5.6%	0.4%	-5.6%	10.7%	-26.5%	-0.5	-0.7
B**	0.4%	-3.2%	-5.4%	-11.1%	-5.5%	-6.2%	N/A	-6.2%	10.7%	-28.6%	-0.5	-0.7
Legacy 1***	0.4%	-2.9%	-4.0%	-8.5%	-2.9%	N/A	N/A	-4.0%	10.6%	-20.8%	-0.3	-0.5
Legacy 2***	0.4%	-2.9%	-4.2%	-8.7%	-3.3%	N/A	N/A	-4.3%	10.6%	-21.4%	-0.4	-0.5
Global 1***	0.4%	-2.8%	-3.7%	-7.9%	-3.9%	N/A	N/A	-4.7%	10.1%	-20.0%	-0.4	-0.6
Global 2***	0.4%	-2.8%	-3.9%	-8.1%	-4.2%	N/A	N/A	-5.0%	10.1%	-21.0%	-0.5	-0.6
Global 3***	0.4%	-3.0%	-4.7%	-9.7%	-5.8%	N/A	N/A	-6.7%	10.1%	-26.6%	-0.6	-0.8

S&P 500 Total Return Index****	0.9%	-1.3%	13.8%	20.6%	18.5%	7.0%	7.3%	7.0%	18.4%	-41.8%	0.5	0.5
Barclays Capital U.S. Long Gov Index****	1.0%	-3.3%	-7.8%	-8.2%	6.2%	7.5%	6.1%	7.5%	13.7%	-12.3%	0.6	1.0
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	41%					41%
Energy	9%	Long	Crude Oil	4.2%	Long	9%	Long	Crude Oil	4.2%	Long
			Gasoline Blendstock	1.1%	Short			Gasoline Blendstock	1.1%	Short
Grains/Foods	15%	Short	Soybeans	3.4%	Long	15%	Short	Soybeans	3.4%	Long
			Sugar	2.2%	Short			Sugar	2.2%	Short
Metals	17%	Short	Gold	4.8%	Short	17%	Short	Gold	4.8%	Short
			Copper LME	2.5%	Short			Copper LME	2.5%	Short
FINANCIALS	59%					59%
Currencies	27%	Long $	Japanese Yen	2.7%	Short	27%	Long $	Japanese Yen	2.7%	Short
			Australian Dollar	2.5%	Short			Australian Dollar	2.5%	Short
Equities	19%	Long	S&P 500	3.6%	Long	19%	Long	S&P 500	3.6%	Long
			Russell 2000	1.8%	Long			Russell 2000	1.8%	Long
Fixed Income	13%	Short	Australian Bills	1.7%	Long	13%	Short	Australian Bills	1.7%	Long
			Short Sterling	1.4%	Short			Short Sterling	1.4%	Short

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rallied over 3% due to strong Chinese manufacturing data and a decline in U.S. jobless claims estimates.   Natural gas markets moved sharply lower as domestic inventories significantly increased and are prices are down nearly 20% from their April highs.

Grains/Foods
Wheat prices tumbled 7% as the U.S. Department of Agriculture forecast a large year-over-year increase in wheat acreage.  The same reports resulted in gains for the soybean markets, as data showed a smaller-than-expected increase in supplies.  In the foods markets, sugar prices moved lower as weak demand and ample global supplies spurred liquidations.

Metals
Gold markets declined as various upbeat economic indicators in the U.S. supported views the Federal Reserve will move to reduce its bond-buying activities.  Strength in the U.S. dollar also played a role in moving gold prices lower.  Copper prices finished lower, unable to overcome early-week losses caused by fears surrounding tightening credit conditions in China.

Currencies
The U.S. dollar strengthened against major counterparts as investors believed the Federal Reserve’s plan to reduce bond-buying seemed more likely amidst optimistic U.S. housing and durable goods data.   The euro fell to a 3-week low against the dollar following comments from the European Central Bank which suggested monetary policy may continue to ease if recovery in the Eurozone begins to slow.  The Australian dollar also weakened, under pressure from uncertainty surrounding Chinese economic conditions and steep declines in metals prices.

Equities
Global equity markets finished mixed as contradictory economic indicators caused volatility in the markets.  In Asia, the Japanese Nikkei 225 posted 3% gains as a weaker Japanese yen continued to support the nation’s export industries.  The S&P 500 finished higher as bullish employment and housing data outweighed the bearish impact of a downward revision to first quarter growth data.

Fixed Income
U.S. and European fixed-income markets moved modestly higher as volatility in the global equity markets coupled with mixed economic data prompted buying. Japanese government bonds experienced sharp declines as strength in the Japanese equity markets weighed on safe-haven demand.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.